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 P.O. Box 25099 Richmond, VA 23260 o phone: (804) 359-9311 o fax (804) 254-3594

                                  PRESS RELEASE

                   CONTACT                                 RELEASE
        Karen M. L. Whelan                               Immediately
             Phone: (804) 359-9311
             Fax:   (804) 254-3594
             Email: investor@universalleaf.com




               Universal Corporation Announces Quarterly Dividend
                  Richmond, VA o February 7, 2002 / PRNEWSWIRE

         Henry H. Harrell, Chairman and Chief Executive Officer of Universal Corporation, announced that the company's Board of Directors has declared a quarterly dividend of thirty-four cents ($.34) per share on the common shares of the company, payable May 13, 2002, to common shareholders of record at the close of business on April 8, 2002.

         Universal Corporation is a diversified company with operations in tobacco, lumber, and agri-products. Universal Corporation's gross revenues for the fiscal year that ended on June 30, 2001, were approximately $3.0 billion. For more information on Universal Corporation, visit its web site at www.universalcorp.com.

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